Exhibit 10.1
Execution Version
AMENDMENT TO LONG-TERM RETENTION AGREEMENT
     AMENDMENT dated as of January 14, 2010 to Long-Term Retention Agreement dated as of October 22, 2007, as amended (the “2007 Agreement”) by and between Analog Devices, Inc., a Massachusetts corporation (the “Corporation”), and Jerald G. Fishman (the “Executive”).
     WHEREAS, the Corporation and the Executive are entering into an Amended and Restated Employment Agreement dated as of the date hereof;
     WHEREAS, in connection therewith, the Corporation and the Executive desire to amend the 2007 Agreement to eliminate Executive’s right to indemnification for any excess parachute payment tax upon a change in control of the Corporation, upon the terms set forth in this Amendment; and
     NOW THEREFORE, for valuable consideration, receipt of which is acknowledged, the parties agree as follows:
1.	The 2007 Agreement is hereby amended by deleting Sections 3(c) and 3(e) of the 2007 Agreement and all references in the 2007 Agreement to the terms defined in Section 3(e) of the 2007 Agreement.

2.	The reference in Section 3(a) to “Treasury Regulation Section 1.409A-3(j)(vi), (vii) and (ix)” is hereby corrected to refer to “Treasury Regulation Section 1.409A-3(j)(4)(vi), (vii) and (ix)” and the reference to “Treasury Regulation Section 1.409A-3(j)” is herby corrected to refer to “Treasury Regulation Section 1.409A-3(j)(4)”

3.	In all other respects, the 2007 Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Executive has hereunto set his hand and the Corporation has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

Jerald G. Fishman

ANALOG DEVICES, INC.

By:

Name: James A. Champy
Title: Chairman of Compensation Committee